UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

BOXABL INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-42493	86-2579471
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

(702) 500-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BXBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2026, BOXABL Inc. (the “Company”) entered into an ATM Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC, A.G.P./Alliance Global Partners, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Maxim Group LLC, and Roth Capital Partners, LLC (each, an “Agent” and collectively, the “Agents”), pursuant to which the Company, from time to time, may offer and sell shares (the “ATM Shares”) of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), through or to the Agents, acting as sales agent, having an aggregate sales price of up to $100,000,000 (the “ATM Offering”).

Subject to the terms and conditions of the Sales Agreement, each Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided the Agents with customary indemnification and contribution rights in favor of the Agents, and each Agent will be entitled to a commission up to 3.0% of the gross proceeds from each sale of the ATM Shares effectuated pursuant to the Sales Agreement. The Company also agreed to reimburse the Agents the fees and expense of the Agents including but not limited to the fees and expenses of the counsel to the Agents, payable upon the execution of the Sales Agreement, in an amount not to exceed $75,000.

Sales of the ATM Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or by any other method permitted by the Sales Agreement and applicable law. The Company has no obligation to sell any of the ATM Shares and may at any time suspend offers under the Sales Agreement. The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the ATM Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. The Company may terminate the Sales Agreement in its sole discretion at any time by giving three (3) days’ prior notice to the Agents. Each Agent may terminate the Sales Agreement with respect to itself (i) under the circumstances specified in the Sales Agreement and (ii) in its sole discretion at any time by giving three (3) days’ prior notice to the Company.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

The Class A Common Stock to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-297729) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2026 and was declared effective by the SEC on August 10, 2026. On September 25, 2026, the Company filed a prospectus supplement to the Registration Statement with the SEC in connection with the offer and sale of the ATM Shares pursuant to the Sales Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Class A Common Stock nor shall there be any sale of shares of Class A Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The legal opinion of Winston Taylor LLP relating to the legality of the issuance and sale of the ATM Shares pursuant to the ATM Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	ATM Sales Agreement, dated as of September 25, 2026, by and among BOXABL, Inc., Virtu Americas LLC, A.G.P./Alliance Global Partners, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Maxim Group LLC, and Roth Capital Partners, LLC.
5.1	Opinion of Winston Taylor LLP.
23.1	Consent of Winston Taylor LLP (included in the opinion filed as Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOXABL Inc.

Dated: September 25, 2026	By:	/s/ Galiano Tiramani
	Name:	Galiano Tiramani
	Title:	Co-Chief Executive Officer